WANT & ENDER, CPA, P.C.
Certified Public Accountants                     37 East 28th Street, 8th Floor
                                                             New York, NY 10016
                                                       Telephone (212) 684-2414
Martin Ender, CPA                                            Fax (212) 684-5433
Stanley Z. Want, CPA, CFP




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549
February 9, 1998


Dear Sir:

We have read and agree with the comments in Item 4 of Form 8-K of Algorhythm Technologies Corporation (f/k/a Digimedia USA Inc.), dated January 22, 1998.


s/Want & Ender CPA, P.C.